   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 1997
                                                      REGISTRATION NO. 333-37185


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------



                                 AMENDMENT NO. 4

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------


                         NATIONAL HEALTHCARE CORPORATION
             (Exact name of registrant as specified in its charter)



                 DELAWARE                             8051                           52-2057472

     (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD           (I.R.S. EMPLOYER IDENTIFICATION NO.)
      INCORPORATION OR ORGANIZATION)        INDUSTRIAL CLASSIFICATION
                                                  CODE NUMBER)

                           100 VINE STREET, SUITE 1400
                          MURFREESBORO, TENNESSEE 37130
                                 (615) 890-2020
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------
                             RICHARD F. LAROCHE, JR.
                       SENIOR VICE PRESIDENT AND SECRETARY
                         NATIONAL HEALTHCARE CORPORATION
                           100 VINE STREET, SUITE 1400
                          MURFREESBORO, TENNESSEE 37130
                                 (615) 890-2020
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                    COPY TO:

                                ERNEST E. HYNE II
                   HARWELL HOWARD HYNE GABBERT & MANNER, P.C.
                           1800 FIRST AMERICAN CENTER
                           NASHVILLE, TENNESSEE 37238
                                 (615) 256-0500





      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and all other conditions to the Merger of National HealthCare L.P. with and into the Registrant have been satisfied.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]


                            ------------------------
      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law ("DGCL") applies to the Corporation and the relevant portion of the DGCL provides as follows:

    145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS;
INSURANCE.

    (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act m good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

    (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

    (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

    (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

    (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

    The Certificate of Incorporation limits the liability of directors (in their capacity as directors, but not in their capacity as officers) to The Corporation or its stockholders to the fullest extent permitted by the DGCL, as amended. Specifically, no director of The Corporation will be personally liable to The Corporation or its stockholders for monetary damages for breach of the director's fiduciary duty as a director, except as provided in Section 102 of the DGCL for liability: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith and which involve intentional misconduct or knowing violation of law;
(iii) under Section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such action, if successful, might otherwise have benefitted the Corporation and its stockholders.

    Under the Certificate of Incorporation and in accordance with Section 145 of the DGCL, the Corporation will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a "derivative" action by or in the right of the Corporation) by reason of the fact that such person was or is a director or officer of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such acts were unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to the Corporation, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court deems proper. The Corporation will indemnify, pursuant to the standard enumerated in Section 145 of the DGCL, any past or present officer or director who was or is a party, or is threatened to be made a party, to any threatened, pending or completed derivative action by or in the right of the Corporation.

    The Certification of Incorporation of the Corporation provides that the Corporation may pay for the expenses incurred by an indemnified director or officer in defending the proceedings specified above in advance of their final disposition, provided that, if the DGCL so requires, such indemnified person agrees to reimburse the Corporation if it is ultimately determined that such person is not entitled to indemnification. The Corporation's Certificate of Incorporation also allows the Corporation, in its sole discretion, to indemnify any person who is or was one of its employees and agents to the same degree as the foregoing indemnification of directors and officers. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In addition, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not the Corporation would have the power or obligation to indemnify such person against such liability under the provisions of the DGCL. The Corporation maintains insurance for the benefit of the Corporation's officers and directors insuring such persons against certain liabilities, including civil liabilities under the securities laws. Additionally, the Corporation has entered into indemnification agreements with each of the Directors of the Corporation, which, among other things, provides that the Corporation will indemnify such Directors to the fullest extent permitted by the Certificate of Incorporation and the DGCL and will advance expenses of defending claims against such Directors.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) The following exhibits are filed as part of the Registration Statement. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

EXHIBIT NO.                           DESCRIPTION
* 2.1             Plan of Restructure

* 2.2             Agreement of Merger

* 3.1             Articles of Incorporation of National HealthCare Corporation

* 3.2             Bylaws of National HealthCare Corporation

* 4.1             Indenture between National HealthCare L.P. and First American National Bank, dated August
                  29, 1995 relating to 6.0% Convertible Senior Subordinated Debentures due 2000 aggregating
                  $30,000,000

* 4.2             Indenture of Mortgage and Deed of Trust dated as of October 15, 1989 by and among National
                  HealthCorp L.P. and Boatmen's Trust Company, Corporate Trustee, and H.E. Bradford,
                  Individual Trustee, relating to $20,000,000 ___% First Mortgage Bonds due 2005

* 4.3             Indenture of Trust and Security Agreement dated as of December 1, 1990 by and among
                  National Health Corporation Leveraged Employee Stock Ownership Trust, National Health
                  Corporation and National HealthCorp L.P. to State Street Bank and Trust Company of
                  Connecticut, National Association, as Indenture Trustee, and Barnett Banks Trust Company,
                  National Association, as Florida Co-Indenture Trustee


EXHIBIT NO.                                        DESCRIPTION
-----------                                        -----------
* 4.4             First Supplemental Indenture of Trust and Security Agreement dated as of November 1, 1991 by and among National Health Corporation Leveraged Employee Stock Ownership Trust, National
                  Health Corporation and National HealthCorp L.P. to State Street Bank and Trust Company of
                  Connecticut, National Association, as Indenture Trustee, and Barnett Banks Trust Company,
                  National Association, as Florida Co-Indenture Trustee

 * 5              Legal Opinion of Harwell Howard Hyne Gabbert & Manner, P.C., counsel to the Registrant, as to the due formation of the Corporation

   8              Legal Opinion of Harwell Howard Hyne Gabbert & Manner, P.C., counsel to the Registrant, as to the tax effect to securityholders

* 10.1            Master Agreement of Lease dated as of October 17, 1991 by and among National Health
                  Investors, Inc. and National HealthCorp L.P.

* 10.2            REIT Master Lease effective as of January 1, 1998, by and among National HealthCare
                  Corporation, National Health Realty, Inc. and NHR/OP, L.P.

* 10.3            Advisory, Administrative Services and Facilities Agreement dated as of October 17, 1991 between National Health Investors, Inc. and National HealthCorp L.P.

* 10.4            Advisory, Administrative Services and Facilities Agreement effective as of January 1, 1998, between National HealthCare Corporation, National Health Realty, Inc. and NHR/OP, L.P.

* 10.5.1          Form of Service Agreement by and between National Health Corporation and National
                  HealthCare Corporation.

* 10.5.2          Form of National HealthCare Corporation 1997 Employee Stock Purchase Plan

* 10.5.3          Form of National HealthCare Corporation 1997 Stock Option and Stock
                  Appreciation Rights Plan

* 10.6            Loan and Security Agreement dated as of December 16, 1988 regarding the Registrant's guaranty of National Health Corporation Leveraged Employee Stock Ownership Trust's
                  obligation under $50,000,000 loan

* 10.7            Amended and Restated Revolving Credit Note dated as of September 1, 1995 by and between
                  National Health Corporation and National HealthCare L.P.

* 10.8            Amended and Restated Revolving Credit Agreement dated as of September 1, 1995 by and between National Health Corporation and National HealthCare L.P.

* 10.9            Third Amendment to Guarantee and Contingent Purchase Agreement dated as of October 14,
                  1993 by and among National HealthCare L.P., National Health Corporation and Third National
                  Bank in Nashville, as agent for the Banks

* 10.10           Fourth Amendment to Guarantee and Contingent Purchase Agreement dated as of December 30,
                  1993 by and among National HealthCare L.P., National Health Corporation and Third National
                  Bank in Nashville, as agent for the Banks

* 10.11           Fifth Amendment to Guarantee and Contingent Purchase Agreement dated as of September 1,
                  1995, by and among National HealthCare L.P., National Health Corporation and Third National
                  Bank in Nashville, as agent for the Banks

* 10.12           Suretyship Agreement dated as of March 8, 1988 by and among City Center, Ltd., NHESOP,
                  Inc. and National HealthCorp L.P.

* 10.13           Guaranty Agreement dated as of December 1, 1987 by and among National HealthCorp L.P.,
                  James O. McCarver and The Toronto-Dominion Bank

EXHIBIT NO.                                          DESCRIPTION
-----------                                          -----------
* 10.14           Guaranty Agreement dated as of May 1, 1993 by and between National HealthCorp L.P. and
                  Societe Generale

* 10.15           Guaranty Agreement dated as of March 5, 1991 by and between National HealthCorp L.P. and
                  The Bank of Tokyo, Ltd., New York Agency (Palm Beach County)

* 10.16           Guaranty Agreement dated as of March 5, 1991 by and between National HealthCorp L.P. and
                  The Bank of Tokyo, Ltd., New York Agency (Dade County)

* 10.17           Amendment to Guaranty Agreement dated as of October 17, 1991 by and among National
                  HealthCorp L.P., James O. McCarver and The Toronto-Dominion Bank

* 10.18           Amendment to Guaranty Agreement dated as of July 22, 1992 by and among National
                  HealthCorp L.P., James O. McCarver and The Toronto-Dominion Bank

* 10.19           Fourth Amendment to Guaranty Agreement dated as of June 30, 1995 by and among National
                  HealthCare L.P., James O. McCarver and The Toronto-Dominion Bank

* 10.20           Subordination Agreement dated as of May 1, 1993 by and among National HealthCorp L.P.,
                  Societe Generale and Richland Place, Inc.

* 10.21           Renewal Note dated as of December 31, 1993 in the principal amount of $10 million payable to
                  National HealthCorp L.P. by National Health Corporation

* 10.22           Second Deed of Trust Note dated as of January 20, 1988 in the principal amount of $10 million payable to National HealthCorp L.P. by NHESOP, Inc.

* 10.23           First Amended Second Deed of Trust Note dated as of December 21, 1988 payable to National
                  HealthCorp L.P. by NHESOP, Inc.

* 10.24           Promissory Note dated as of January 15, 1996 in the principal amount of $2,797,511.28 payable to National Health Investors, Inc. by National HealthCare L.P.

* 10.25           Renewal Term Note dated as of January 1, 1992 in the principal amount of $10 million payable to National Health Corporation by National HealthCorp L.P.

* 10.26           Assumption and Modification Agreement dated as of October 17, 1991 by and among National
                  Health Investors, Inc., National HealthCorp L.P. and Third National Bank in Nashville, Agent

* 10.27           Amended and Restated Reimbursement Agreement dated as of December 1, 1986, and
                  Amended and Restated as of March 1, 1991, by and among Florida Convalescent Associates,
                  National HealthCorp L.P. and The Bank of Tokyo, Ltd., New York Agency

* 10.28           Contribution and Assumption Agreement dated as of October 17, 1991 by and between National
                  HealthCorp L.P. and National Health Investors, Inc.

* 10.29           5.75% Subordinated Convertible Note due June 30, 2004 by and between National HealthCare
                  L.P. and The 1818 Fund II, L.P.

* 21              Subsidiaries of the Registrant

* 23.1            Consent of Arthur Andersen LLP, independent public accountants.

* 23.2            Consent of Arthur Andersen LLP, independent public accountants.

* 23.3            Consent of Howell Howard Hyne Gabbert & Manner, P.C. (contained in Exhibits 5 and 8)

* 24              Power of Attorney (included on the signature page hereto)


* Previously filed.


    (b) The Schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and, therefore, have been omitted.

ITEM 22.   UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3; and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statement and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

    5. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    6. That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    7. That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    9. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    10. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became Effective.

    11. The undersigned registrant hereby undertakes to provide to the Distribution Agent at the closing specified in the Plan of Restructure, certificates in such denominations and registered in such names as required by the Distribution Agent to permit prompt delivery to each Unitholder.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 4 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murfreesboro, State of Tennessee on the 5th day of December, 1997.

                                    NATIONAL HEALTHCARE CORPORATION



                                    By: /s/ W. Andrew Adams
                                        -------------------------------------
                                        W. Andrew Adams
                                        President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed on the dates indicated by the following persons in the capacities indicated.


         Signature                                       Title                                         Date
         ---------                                       -----                                         ----
/s/ W. Andrew Adams                          Chairman, President, Chief                          December 5, 1997
-------------------------------              Executive Officer and Director
W. Andrew Adams                              (Chief Executive Officer)

/s/ Donald K. Daniel                         Vice President, Controller, Chief                   December 5,  1997
-------------------------------              Financial Officer and Chief
Donald K. Daniel                             Accounting Officer

               *                             Director                                            December 5, 1997
-------------------------------
J. K. Twilla


               *                             Director                                            December 5, 1997
-------------------------------
Olin O. Williams


               *                             Director                                            December 5, 1997
-------------------------------
Robert G. Adams


               *                             Director                                            December 5, 1997
-------------------------------
Ernest G. Burgess


           *                                 Director                                            December 5, 1997
-------------------------------
Lawrence C. Tucker






/s/ Richard F. LaRoche, Jr.
-----------------------------------------------
*  By Richard F. LaRoche, Jr., attorney-in-fact